                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 7, 2002.

                                 SCANSOFT, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         DELAWARE                       000-27038              94-3156479
----------------------------          ------------         ------------------
(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)                File Number)        Identification No.)


                               9 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960
                     --------------------------------------
                     Address of principal executive offices


                                 (978) 977-2000
               --------------------------------------------------
               Registrant's telephone number, including area code

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURES

This Current Report on Form 8-K (the "Report") is filed by ScanSoft, Inc., a Delaware corporation (the "Registrant").


[SCANSOFT LOGO]                                                   [PHILIPS LOGO]

                                                                 NEWS RELEASE

                                                        FOR IMMEDIATE RELEASE
  CONTACTS:

  Richard Mack                                                  Andre Manning
  Director, Corporate Communications                 Corporate Communications
  ScanSoft, Inc.                                        Philips International
  Tel: +1 978 977 2175                                  Tel : +31 20 59 77199
  Email: richard.mack@scansoft.com           Email: andre.manning@philips.com



          SCANSOFT TO ACQUIRE PHILIPS SPEECH PROCESSING BUSINESS UNITS
               AND RELATED INTELLECTUAL PROPERTY FOR $35.4 MILLION

 World-class Speech Recognition Engines and Enterprise Productivity Applications
             Establish ScanSoft as a Leading Supplier in Telephony,
                        Automotive and Embedded Markets


PEABODY, MASS. AND AMSTERDAM, THE NETHERLANDS, OCTOBER 7, 2002 - ScanSoft, Inc. (Nasdaq: SSFT) and Royal Philips Electronics (NYSE: PHG, AEX: PHI), Europe's largest manufacturer of electronics products, today announced that the companies have signed a definitive agreement whereby ScanSoft will acquire the Philips Speech Processing Telephony and Voice Control business units, and related intellectual property.

Consideration for the transaction is $35.4 million, comprising $3.0 million in cash; a $4.9 million 5% interest note due December 31, 2003; and a $27.5 million three-year, zero-interest convertible debenture, convertible into common shares of ScanSoft at $6.00 per share. The transaction has been approved by the boards of directors for both companies, and is expected to close during the first quarter of 2003.

For more than two decades, Philips has been a global leader in the field of speech processing, offering a full line of state-of-the-art products and technologies for the telecommunications, automotive and consumer electronics industries. The acquisition provides ScanSoft with significant resources and market opportunities to:

     - Broaden ScanSoft's embedded automatic speech recognition (ASR) solutions for automobiles, mobile devices and consumer electronics, and adds new reference accounts including Bosch-Blaupunkt, Daimler Chrysler, General Motors, Land Rover, Motorola, Opel and Siemens.

     - Provide enterprise- and carrier-level productivity solutions for the telephony market, such as directory assistance and automated attendant applications, that are consistent with ScanSoft's strategy of delivering repeatable applications to targeted markets. Leading telecommunications companies, including British Telecom, MCI/Worldcom and Portugal Telecom, have deployed these solutions.

ScanSoft Acquires Philips Speech Processing Business Units
October 7, 2002
Page 2


     - Add telephony-based ASR solutions to complement ScanSoft's market-leading RealSpeak(TM) text-to-speech (TTS) capabilities and enable ScanSoft to offer a combined ASR/TTS solution through its existing channel and technology partners.

     - Allow ScanSoft to leverage and expand its current global channel network by providing resellers with market-leading telephony technology and applications.

"Philips is a pioneer and a great believer in the future of the speech recognition industry. By merging our speech telephony businesses into ScanSoft, we will contribute to making a worldwide market leader in this area," said Tom Verbeek, Head of Philips Corporate Investments. "Because of our confidence in the speech industry and ScanSoft in particular, we have elected to receive consideration with a clear upside potential rather than in cash." The Philips Speech Processing Dictation business is not part of this transaction and will remain within Philips to develop applications for its medical businesses and other professions in the fields of hardware and software dictation systems.

An ongoing partnership between Philips and ScanSoft is an integral component of the transaction. This partnership includes continued support and collaboration with Phillips Research in speech technology and innovations, joint assertion of acquired patent rights and designation of ScanSoft as the preferred supplier of embedded speech capabilities for Philips consumer electronics. As part of the transaction, ScanSoft will acquire a full complement of products and technologies, a roster of premier partners and customers, ownership of critical intellectual property and an existing royalty revenue stream. ScanSoft will add to its operations employees that are located in Europe, North America and Asia.

"Philips' people, products and technology have gained the respect of customers and competitors for their leadership and innovative capabilities, assets that will help accelerate ScanSoft's success," said Paul Ricci, ScanSoft's chairman and chief executive officer. "We are especially enthusiastic about our ongoing partnership with Philips in research, patent assertion and development of consumer markets for speech."

This acquisition enhances ScanSoft's speech portfolio with solutions that will expand its market opportunities with existing business partners and global channels. As the integration of Philips' speech business begins, ScanSoft will apply the same focus on controlling expenses and enhancing productivity employed during the recent integration of the L&H business. ScanSoft expects the acquired businesses to generate revenues approximating $18 million in 2003 and to be accretive for the full year, adding $.02 per share to earnings before the amortization of acquisition-related intangibles.

The businesses to be acquired by ScanSoft include:

     - TELEPHONY - The Philips Speech Processing Telephony business allows enterprise customers, telephony vendors and carriers to speech-enable a range of services, including directory assistance, interactive voice response and voice portal applications. Philips automatic speech recognition (ASR) engine, SpeechPearl(R), supports more than 40 languages and can process a vocabulary of more than one million words, making it the solution of choice for telephony applications that target global and broad regional markets. Philips has also leveraged its expertise in telephony ASR to develop VoiceRequest, an enterprise auto-attendant solution, and automated directory assistance implementations that have been deployed by Telia in Sweden, the Japan Multimedia Service and Telefonica de Argentina, among others.

ScanSoft Acquires Philips Speech Processing Business Units
October 7, 2002
Page 3


     - VOICE CONTROL - The Philips Speech Processing Voice Control business is addressing growing consumer demand for speech-enabled automotive, mobile and consumer electronics products. Philips's SpeechWave and VoCon small-footprint speech recognition engines are ideal for embedded applications including voice-control of climate and entertainment features within cars. These solutions are also used within navigation systems and to enable automated voice dialing within mobile phones, including those from Philips.

INVESTOR CALL

In conjunction with this announcement, ScanSoft will conduct a conference call at 9:00a.m. (ET) today, Monday, October 7, 2002. To listen to the call, please telephone (800) 500-0177 or (719) 457-2679 approximately 10 minutes beforehand. For those who are not available to listen to the live conference call, a telephone replay will be available starting at approximately 2:00 p.m. (ET) on Monday, October 7 until 11:30 p.m. (ET) on Sunday, October 13. The access number for the replay is (719) 457-0820 or (888) 203-1112; the confirmation number is 794663. The conference call will also be broadcast live over the Internet. Investors interested in listening to the call should log onto the Company's Web site at www.scansoft.com at least 10 minutes prior to the broadcast. Investors will also have access to an archived version of the call on the Company's Web site.

ABOUT ROYAL PHILIPS ELECTRONICS

Royal Philips Electronics of the Netherlands is one of the world's biggest electronics companies and Europe's largest, with sales of EUR 32.3 billion in 2001. It is a global leader in color television sets, lighting, electric shavers, medical diagnostic imaging and patient monitoring, and one-chip TV products. Its 184,000 employees in more than 60 countries are active in the areas of lighting, consumer electronics, domestic appliances, components, semiconductors, and medical systems. Philips is quoted on the NYSE (symbol:
PHG), London, Frankfurt, Amsterdam and other stock exchanges. News from Philips is located at www.philips.com/newscenter.

ABOUT SCANSOFT, INC.

ScanSoft, Inc. (Nasdaq: SSFT) is the leading supplier of imaging, speech and language solutions that are used to automate a wide range of manual processes - saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.scansoft.com.

ScanSoft, RealSpeak and the ScanSoft logo are registered trademarks or trademarks of ScanSoft, Inc. in the United States and other countries. All other company or product names mentioned herein may be the trademarks of their respective owners.

SAFE HARBOR STATEMENT

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include statements addressing future financial and operating results of ScanSoft, and the timing, benefits and other aspects of the proposed acquisition.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: potential that the information and estimates used to predict the cost savings and anticipated revenues were not accurate; failure of the acquisition to be materially accretive in a timely manner; failure to retain customers; difficulties with integrating product plans, schedules and resources; difficulties in implementing planned cost reductions; failure to obtain and retain expected synergies; risks associated with the acquisition, transaction costs and the related integration of operations; and other economic, business, and competitive factors affecting the business generally.



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ScanSoft Acquires Philips Speech Processing Business Units
October 7, 2002
Page 4


More detailed information about these factors is set forth in ScanSoft's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal 2001 and the most recent quarterly reports on Form 10-Q. ScanSoft is under no obligation to (and expressly disclaims any such obligation to) update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.


                                       ###

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                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SCANSOFT, INC.





                           /s/ Gerald C. Kent, Jr.
                           -----------------------------------------------
                           Gerald C. Kent, Jr., Chief Accounting Officer & Controller (Principal Accounting Officer)



Date: October 8, 2002